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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the use of our reports for HealthCor Holdings, Inc. and Subsidiaries dated March 29, 1996, except as to paragraph 3 in Note 14 for which the date is July 26, 1996, Specialty Med-Equip, Inc., Superior Med-Equip, Inc., and Cross Timbers Visiting Nurses, Inc., dated December 27, 1995, C. Edward Elsey d/b/a A.M. Medical and Discount Medical Equipment Company dated December 15, 1995, Colorado I.V. Associates, Inc. and Specialized Nursing Services, Inc. dated December 21, 1995, RTA Homecare, Inc. and Subsidiary dated November 30, 1995, and Home Hospital Equipment, Inc. dated July 17, 1995, and to all references to our firm included in or made part of this registration statement.



                                               /s/ Arthur Andersen LLP

                                               ARTHUR ANDERSEN LLP


Dallas, Texas,
  August 26, 1996